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                                                                     EXHIBIT 4.8

                                VOYAGER ONE, INC.

                           NOTICE OF CONVERSION RIGHT

To The Holder Of Voyager One, Inc. Convertible Notes:

         Voyager One, Inc. (the "Company") hereby notifies you that your Convertible Note in the original principal amount of $_________dated ______ (the "Note") will be convertible into ___________shares of restricted common stock of the Company on July 25, 2005, at a conversion price of $______per share. In order to exercise the conversion privilege with respect to the Note, you must return a completed and executed Election of Conversion to the Company at the following address: Voyager One, Inc, 859 West End Court, Suite I, Vernon Hills, Illinois 60061, Attention: Sebastien DuFort.


                                           VOYAGER ONE, INC.

                                           Signature:  _________________________

                                           Name:  ______________________________

                                           Title:  _____________________________

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                          ELECTION OF CONVERSION RIGHT

         The undersigned hereby irrevocably elects to convert $________________consisting of all of the outstanding principal balance of, and accrued interest on, the Note into ____________shares of restricted common stock of the Company on July 25, 2005, at a conversion price of $_______per share, and directs that the certificates representing the restricted conversion shares issuable and deliverable upon conversion be issued and delivered to the undersigned at the address set forth below.

         The undersigned expressly represents and warrants to the Company that:
(A) it is an "Accredited Investor" as such term is defined in Regulation D of the Securities Act of 1933; (B) it is capable of evaluating the merits of converting the Note; (C) it has either secured independent tax advice with respect to conversion of the Note, upon which it is solely relying, or it is sufficiently familiar with the income tax consequences of conversion of the Note that it has deemed such independent advice unnecessary.

Date:  ________________________________  Date:  _______________________________

Signature:  ___________________________  Signature:  __________________________

Print Name: ___________________________  Print Name: __________________________

Address:  _____________________________  Address:  ____________________________

_______________________________________  ______________________________________

_______________________________________  ______________________________________

Tax ID:  ______________________________  Tax ID: ______________________________

Phone:  _______________________________  Phone: _______________________________